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                               EXHIBIT 16.01

                        LETTER REGARDING CHANGE IN
                           CERTIFYING ACCOUNTANT
































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                               [Letterhead]


February 11, 2000



Securities & Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Gentlemen:

We have read Item 14 of Part 1 of Form 10-SK of The New Anaconda Company and are in agreement with the statements contained therein so far as they related to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Jones, Jensen & Company
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Jones, Jensen & Company









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